Exhibit 99.1

Osiris Therapeutics Reports Fourth Quarter and Full Year 2014 Financial Results: For the Full Year, Revenue Increased 146% and Company Reports Record Revenue in Fourth Quarter.

COLUMBIA, Md. — March 5, 2015 - Osiris Therapeutics, Inc. (NASDAQ: OSIR), the leading cellular and regenerative medicine company focused on developing and marketing products to treat conditions in wound care, orthopaedics and sports medicine, announced today its financial results for the fourth quarter and full year ended December 31, 2014.

Full Year and Fourth Quarter Highlights

•                  Reported product revenue of $59.9 million in 2014, up 146% from the prior year.

•                  Increased gross profit from operations from $17.7 to $46.7 million, up 164% from the prior year. Gross margin improved from 73% to 78%.

•                  Signed strategic commercial partnerships for the Orthopaedics unit, BIO4 TM with Stryker Corporation, and for the Sports Medicine unit, Cartiform® with Arthrex, Inc.

•                  Improved Medicare reimbursement for Grafix® to over 70% of Medicare insured lives, compared to no reimbursement in 2013.

•                  Strengthened the leadership team and made significant progress in transforming Osiris to a competitive commercial enterprise through the addition of 106 sales professionals and the creation of marketing, customer service, health policy and reimbursement departments.

•                  Product revenue for the quarter rose to $19.3 million, a 138% increase compared to fourth quarter 2013.

•                  Completed the quarter with income from continuing operations of $1.1 million, or $0.03 per share, after recognizing income taxes of $89,000.

•                  Obtained final letter from FDA confirming the resolution of the issues of the Untitled Letter of September 2013.  Osiris submitted an IND for our viable placental membrane for the treatment of chronic wounds and will conduct a confirmatory Phase 3 trial to seek BLA approval.

•                  Prochymal® submitted to Japanese Health Authorities by our partner Mesoblast, seeking approval for pediatric and adult Graft-versus-Host Disease.

“We continue to grow revenue, add commercial talent and expand our pipeline in our Orthopaedics, Sports Medicine and Wound Care units,” said Lode Debrabandere, Ph.D., President and Chief Executive Officer. “Our investments in wound care resulted in rapid revenue growth in both commercial and federal payor segments with wound care sales quadrupling compared to 2013.  We are also looking forward to the launch of both BIO4 and Cartiform in collaboration with Stryker and Arthrex, respectively.”

Fourth Quarter Financial Results

Product revenues during the fourth quarter of 2014 were $19.3 million, compared to $8.1 million during the fourth quarter of 2013, an increase of 138%.  Gross margin during the fourth quarter was 78% compared to 73% during the fourth quarter of 2013.  Gross profit was $15.1 million during the fourth quarter of 2014 compared to $5.9 million during the same quarterly period of 2013.  Income from continuing operations was $1.1 million in

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

the fourth quarter of 2014 after recognizing income taxes of $89,000.  As of December 31, 2014, Osiris had $84.2 million of cash, investments and receivables.

Research and development expenses for the fourth quarter of 2014 were $3.9 million, an increase from the $1.9 million incurred in the same period of the prior year.  As a result of our increased commercial activity, our selling, general and administrative expenses were $10.0 million for the fourth quarter of 2014, compared to $4.1 million for the same period of the prior year.

Full Year 2014 Financial Highlights

Revenues of $59.9 million were recognized in fiscal 2014, a 146% increase over the prior year.  Gross margin increased to 78% from 73% recognized in fiscal 2013, primarily as the result of manufacturing efficiencies. Research and Development expenses of $6.9 million were incurred in fiscal 2014 in furtherance of our Grafix DFU trial and investments in product development.  Selling, general and administrative expenses were $38.1 million in fiscal 2014 compared to $15.5 million in fiscal 2013.

We reported a loss from continuing operations of $246,000, after recognizing income tax expense of $193,000. In fiscal 2013, we reported a loss from continuing operations of $1.1 million, after recognizing an income tax benefit of $1.3 million from the partial release of the valuation allowance on our deferred tax assets, which was facilitated by the gain recognized on the sale of our Prochymal assets.

Loss from discontinued operations of $1.5 million was recognized in fiscal 2014.  In 2013, we recognized income tax expense of $1.7 million related to the gain on sale.  In fiscal 2013, we reported a loss from operations of discontinued operations of $6.7 million.

We reported basic and diluted losses from continuing operations of $0.01 per share compared to basic loss from continuing operations of $0.04 per share for fiscal 2013. We ended the year with current assets of $98.1 million and current liabilities of $10.3 million.

Webcast and Conference Call

A webcast and conference call to discuss the financial results is scheduled for today, March 5, at 9:00 a.m. ET.  To access the webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.  Alternatively, callers may participate in the conference call by dialing (877) 303-6133 (U.S. participants) or (970) 315-0493 (international participants).

An archive of the webcast will be available approximately two hours after the completion of the call.  To access the archived webcast, visit the Investor Relations section of the company’s website at http://investor.osiris.com/events.cfm.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is the world leader in researching, developing and marketing regenerative medicine products that improve health and lives of patients and lower overall healthcare costs. Having developed the world’s first approved stem cell drug, the company continues to advance its research and development in biotechnology by focusing on innovation in regenerative medicine — including bioengineering, stem cell research and viable tissue based products.  Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO4, Cartiform and Grafix.

Osiris, Grafix, and Cartiform are registered trademarks of Osiris Therapeutics, Inc.  BIO4 is a trademark of Stryker Corporation (NYSE: SYK). More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements may include, without limitation, statements regarding any of the following: our product development efforts; our clinical trials and anticipated regulatory requirements, and our ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our product and product candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for marketed Biosurgery products (including Grafix, BIO4 and Cartiform) and Biosurgery products under development; our cash needs; patents, trademarks and other proprietary rights; the safety and ability of our products and potential products to address medical needs; our ability to supply a sufficient amount of our marketed products or product candidates and, if approved or otherwise commercially available, future products, to meet demand; our ability to commercialize and distribute our current and any future marketed products, including our ability and the ability of end users to obtain reimbursement from Medicare and other third party payors;  our relationships with collaborating partners; our ability to maintain and benefit from our collaborative arrangements; our costs to comply with governmental regulations; our plans for sales and marketing; our plans regarding facilities; types of regulatory frameworks we expect will be applicable to our products and potential products; and results of our scientific research. Additional risks and uncertainties related to the prior sale of our ceMSC assets to Mesoblast include typical business transactional risks, the risk of changing relationships with customers, suppliers or employees, the risk associated with the disposition of our ceMSC assets and the increased relative dependence on and importance of our other business including our Biosurgery business, the risk that we may not be able to fully benefit from the transaction through milestone payments or royalties, payment risks, including the risk associated with receipt of equity as consideration, in lieu of cash, and the risk of dependence on others to achieve results upon which milestone or royalty payments to us are conditioned.  In addition to all of the risks otherwise applicable to us and our business, there are numerous risks and uncertainties related to our collaborative relationships. For example, in the case of our Exclusive Service Agreement with Stryker for the commercialization of BIO4 these risks include, among others, typical business transactional risks, Stryker’s early termination rights, the ability of Stryker to successfully market and promote BIO4, the ability of Osiris to successfully fulfill its supply obligations, and the risk of dependence on others to generate sales of allograft services for BIO4.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Amanda Badillo

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com

OSIRIS THERAPEUTICS, INC.

Balance Sheets

Amounts in thousands

	December 31,
	2014	2013
	(unaudited)	(audited)
Assets
Current assets:
Cash	$2,208	$2,416
Investments available for sale	37,305	39,508
Trading securities	10,591	17,086
Trade accounts receivable, net of reserves	24,307	7,459
Other receivables	9,951	15,265
Inventory	10,924	1,929
Prepaid expenses and other current assets	650	355
Deferred tax asset
Current assets of discontinued operations	—	91
Total current assets	95,936	84,109

Property and equipment, net	2,087	1,896
Deferred tax asset	—	5,849
Restricted cash	—	243
Other assets	95	—
Total assets	$98,118	$92,097

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$8,625	$4,842
Capital lease obligations, current portion	45	45
Deferred commissions payable, current portion	1,667
Deferred tax liability	—	5,849
Current liabilities of discontinued operations	—	57
Total current liabilities	10,337	10,793

Other long-term liabilities	3,589	355

Total liabilities	13,926	11,148

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 90,000 shares authorized, 34,346 shares outstanding - 2014, 34,115 shares outstanding - 2013	35	34
Additional paid-in-capital	287,525	282,702
Accumulated other comprehensive loss	(54)	(33)
Accumulated deficit	(203,314)	(201,754)
Total stockholders’ equity	84,192	80,949
Total liabilities and stockholders’ equity	$98,118	$92,097

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Comprehensive Income (Loss)

Amounts in thousands, except per share data

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)	(audited)	(unaudited)	(audited)

Product Revenues	$19,319	$8,080	$59,867	$24,308
Cost of product revenues	4,250	2,182	13,171	6,656
Gross profit	15,069	5,898	46,696	17,652

Operating expenses:
Research and development	3,930	1,949	6,862	4,952
Selling, general and administrative	9,963	4,128	38,116	15,533
	13,893	6,077	44,978	20,485

Income (loss) from operations of continuing operations	1,176	(179)	1,718	(2,833)

Other income (expense), net	(8)	334	(1,771)	414

Income (loss) from continuing operations, before income taxes	1,168	155	(53)	(2,419)

Income tax benefit (expense)	(89)	1,326	(193)	1,326

Income (loss) from continuing operations	1,079	1,481	(246)	(1,093)

Discontinued operations:
Loss from operations of discontinued operations net of income taxes of $941 in 2014	(261)	(1,075)	(1,543)	(6,668)
Gain from sale of discontinued operations, net of income taxes of $1,705 in 2013	—	49,400	—	49,399
Income (loss) from discontinued operations	(261)	48,325	(1,543)	42,731

Net income (loss)	818	49,806	(1,789)	41,638

Other comprehensive income (loss)
Unrealized gain (loss) on investments available for sale	(96)	56	(21)	(13)

Comprehensive income (loss)	$722	$49,862	$(1,810)	$41,625

Basic income (loss) per share
Income (loss) from continuing operations	$0.03	$0.04	$(0.01)	$(0.04)
Income (loss) from discontinued operations	(0.01)	1.43	(0.05)	1.29
Basic income (loss) per share	$0.02	$1.47	$(0.05)	$1.25

Diluted income (loss) per share
Income (loss) from continuing operations	$0.03	$0.05	$(0.01)	$(0.04)
Income (loss) from discontinued operations	(0.01)	1.39	(0.05)	1.26
Diluted income (loss) per share	$0.02	$1.44	$(0.05)	$1.22

Weighted average common shares (basic)	34,324	33,928	34,263	33,307

Weighted average common shares (diluted)	34,623	34,670	34,263	33,307

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Cash Flows

Amounts in thousands

	Year ended December 31,
	2014	2013	2012
	(unaudited)	(audited)	(audited)
Cash flows from operating activities:
Continuing operations
Loss from continuing operations	$(246)	$(1,093)	$(53,796)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operations of continuing operations:
Unrealized gain (loss) on trading securities	703	(401)	—
Depreciation and amortization	940	587	552
Non cash share-based payments	3,132	583	492
Provision for bad debts	1,117	80	22
Expiration of price protection derivative related to trading securities	1,383	—	—
Changes in operating assets and liabilities:
Accounts receivable	(17,965)	(4,685)	(2,185)
Inventory	(8,995)	(651)	(511)
Prepaid expenses, and other current assets	(295)	158	(259)
Tax Receivable	—	(160)	2,188
Other assets	(95)	—	—
Accounts payable, accrued expenses, and other liabilities	3,701	2,605	665
Net cash used in operating activities of continuing operations	(16,620)	(2,977)	(52,832)
Discontinued operations
Income (loss) from discontinued operations	(1,543)	(6,668)	42,731
Adjustments to reconcile loss from discontinued operations to net cash used in operations of discontinued operations:
Non cash impact of the sale of discontinued operations	—	(1,705)	—
Depreciation and amortization	—	156	156
Non cash share-based payments	—	658	598
Changes in operating assets and liabilities:
Accounts receivable and other current assets	15,091	113	(172)
Accounts payable and accrued expenses	(57)	(2,846)	(419)
Deferred revenue	—	—	(3,333)
Net cash used in operations of discontinued operations	13,491	(10,292)	39,561

Net cash used in operating activities	(3,129)	(13,269)	(13,271)

Cash flows from investing activities:
Purchases of property and equipment	(1,131)	(528)	(128)
Security deposits for building lease	—	—	—
Proceeds from sale of discontinued operations, net	—	19,419	—
Proceeds from sale of investments available for sale	114,374	55,357	217,185
Purchases of investments available for sale	(112,192)	(62,640)	(203,733)
Net cash provided by investing activities	1,051	11,608	13,324

Cash flows from financing activities:
Principal payments on capital lease obligations	(44)	(44)	(22)
Restricted cash	243	74	75
Proceeds from the exercise of options to purchase common stock	1,671	2,193	87
Net cash provided by financing activities	1,870	2,223	140

Net (decrease) increase in cash	(208)	562	193
Cash at beginning of period	2,416	1,854	1,661

Cash at end of period	$2,208	$2,416	$1,854

Supplemental disclosure of cash flows information:
Cash paid for income taxes	$619	$539	$—
Supplemental disclosure of non cash activities:
Deferred compensation related to Stryker agreement	5,000	—	—
Equipment acquired under a capital lease	—	—	228
Trading securities from the sales of discontinued operations	—	15,000	—
Purchase price guarantee related to trading securities	4,409	1,685	—
Proceeds receivable due from sale of discontinued operations	—	15,000	—
Unrealized loss on investments available for sale	21